EXHIBIT 99.1

SETTLEMENT AGREEMENT AND RELEASE

       This Settlement Agreement and Release (“Release”) is entered into between Mark D. Lyons (“Employee”) and American International Group, Inc., a Delaware corporation (the “Company”). For purposes of this Release, “AIG” shall mean the Company and its parents, subsidiaries and affiliates. Employee and the Company hereby agree to the following terms and conditions:

1.            TERMINATION OF EMPLOYMENT; CONSIDERATION:

On January 24, 2023, the Company terminated Employee from his position as its Interim Chief Officer and Executive Vice President, Global Chief Actuary and Head of Portfolio Management, Employee’s employment with AIG terminated in all other respects on January 30, 2023 (the “Termination Date”). Employee acknowledges and agrees that, effective as of the Termination Date, Employee hereby resigns from his directorship of the Board of Directors of Corebridge Financial, Inc. and any committee thereof, by signing, dating and returning a letter in the form attached to this Release as Schedule 1 to Annette Bernstein, American International Group, Inc., 1271 Avenue of the Americas, 11th Floor, New York, New York 10020, and undertakes to execute all further documents and do such further things as are necessary in order to give full effect to such resignation. Pursuant to paragraph 8 below, Employee agrees to assist the Company regarding business matters through July 30, 2023, as may be requested by the Company.

In consideration for the covenants and obligations set forth herein, the Company will pay Employee a gross cash amount of $7,500,000, less applicable tax withholdings (the “Settlement Payment”), which will be paid by wire transfer to Employee in two equal installments (each, an “Installment”), as follows: (i) the first Installment of $3,750,000 (less applicable tax withholdings) will be paid on or before February 15, 2023; and (ii) the second Installment of $3,750,000 (less applicable tax withholdings) will be paid on or before February 15, 2024.

Employee expressly acknowledges that the Settlement Payment is in lieu of any payments or benefits under any of (i) the American International Group, Inc. Amended and Restated 2012 Executive Severance Plan (as amended and restated) or any other severance plan or policy of the Company, whether formal or informal (the “Severance Plan”), (ii) the American International Group, Inc. 2013 Omnibus Incentive Plan, the American International Group, Inc. 2021 Omnibus Incentive Plan, the AIG Long Term Incentive Plan, as in effect from time to time (“LTIP”) or any applicable equity award agreement thereunder that has not yet vested or in respect of which shares of common stock of the Company have not yet been delivered, (iii) the American International Group, Inc. Annual Short-Term Incentive Plan in effect as of the date hereof or (iv) any other plan, program, policy, agreement or arrangement as may be in effect from time to time (collectively, the “Plans”). For clarity, Employee expressly acknowledges and agrees that each outstanding equity incentive award as of the Termination Date under the LTIP or otherwise will be terminated and/or forfeited as of the Termination Date other than those awards that have fully vested and in respect of which shares of common stock of the Company have been delivered, including the earned shares valued at $3,822,219 as of the date of this Release and earned cash of $59,612 as of the date of this Release. AIG agrees that it will not attempt to claw back any of such equity or cash that Employee has already received as of the date of this Release on the basis of the subject matter of this Release.

This Release does not abrogate any rights that Employee may have to benefit continuation under the Consolidated Omnibus Budget Reconciliation Act of 1985 after the Termination Date.

Each payment pursuant to this Release will be treated as a separate payment under section 409A of the Internal Revenue Code.

2.	RELEASE:

In return for the consideration set forth above, Employee forever waives and releases any and all rights and claims of any kind, which Employee presently has, had or may have against the Company, American International Group, Inc., their past, present and future subsidiaries and affiliates, as well as the past, present and future directors, officers, agents, attorneys, fiduciaries, plan administrators and employees of, or any benefit plans sponsored by, such companies (collectively, the “AIG Parties”) up to the date of Employee’s execution of this Release (including, without limitation, claims relating to Employee’s employment with AIG or the termination of that employment), except claims that the law does not permit Employee to waive by signing this Release. Specifically, but without limiting that general release, Employee hereby waives any rights or claims Employee might have including, but not limited to, any claims for bonuses or other compensation, back pay, front pay, penalties, compensatory damages, attorneys’ fees, expenses and/or costs of litigation, wrongful or unlawful discharge; violations of any Delaware, New York, Florida or other employment discrimination laws, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans with Disabilities Act of 1991, the Employee Retirement Income Security Act of 1974, the Worker Adjustment and Retraining Notification Act, Sarbanes–Oxley Act of 2002, and/or the Family and Medical Leave Act, including all amendments to any of the aforementioned Acts; violations of any other federal, state and/or municipal fair employment statutes or laws; violations of any other law, rule, regulation, or ordinance pertaining to employment, wages, compensation, hours worked, or any other aspect of Employee’s relationship with any of the AIG Parties; or tort or privacy claim under any federal, state, or municipal law.

This Release is intended as a full settlement and compromise by Employee of each, every and all claims of every kind and nature, whether known or unknown, actual or contingent, asserted or unasserted, arising under common law, statutory law or otherwise; no claim of any sort is reserved by Employee. For purposes of the LTIP, Employee shall forfeit any rights that Employee may have under the LTIP for any future payments or awards of any kind. Other than the sums and benefits expressly set forth in this Release, there are no other sums payable to Employee by the AIG Parties. Nothing herein modifies or affects any vested rights that Employee may have under any applicable retirement plan or 401(k) plan, nor does this Release confer any such rights, which are governed by the terms of the respective plans (and any agreements under such plans) or restrict AIG’s right to alter the terms of such plans or programs.

3.	COVENANT NOT TO SUE:

Except as otherwise set forth below in this paragraph 3, Employee covenants and agrees that Employee will not now or at any time in the future commence, maintain, prosecute or participate in as a party, or permit to be filed by any other person on Employee’s behalf or as a member of any alleged class of persons, any action, suit, proceeding, claim or complaint of any kind against any of the AIG Parties with respect to any matter which arises from or relates to Employee’s employment with AIG or the termination thereof or which is encompassed in the release set forth in paragraph 2 above. For any breach of this covenant not to sue, the AIG Parties shall be entitled to recover any and all attorneys’ fees and costs incurred as a result of such breach in addition to any other damages.

Nothing in this Agreement shall prevent Employee from filing a charge or complaint with or participating in any investigation or proceeding conducted by the Equal Employment Opportunity Commission, National Labor Relations Board, or other federal, state or local governmental or regulatory agencies. Notwithstanding the foregoing, Employee agrees to waive any right to recover monetary damages or other individual relief in any charge, complaint, or lawsuit filed by Employee or by anyone else on Employee’s behalf.

4.	NO PENDING CLAIMS:

Employee represents and warrants that Employee has no pending claims against the AIG Parties. Employee further represents and warrants that Employee has not assigned any of the released claims or any interest therein to any other person or entity.

5.	NO REINSTATEMENT/RE-EMPLOYMENT:

Employee shall not seek or accept employment with AIG after the Termination Date, Employee waives any claim to reinstatement or re-employment with AIG, and Employee agrees not to bring any claim based upon the failure or refusal of AIG to employ Employee hereafter. If Employee seeks employment or becomes employed with AIG (whether knowingly or unknowingly), this Release shall conclusively be deemed the sole and exclusive reason for denying Employee’s application for employment with AIG and/or the basis for Employee’s discharge if hired. Notwithstanding the aforesaid, nothing herein shall prevent Employee from continuing employment with any company that becomes affiliated with AIG after the date of this Release, provided, that Employee is employed with such company prior to its affiliation with AIG. For any breach of this paragraph 5, the AIG Parties shall be entitled to recover any and all attorneys’ fees and costs incurred as a result of such breach in addition to any other damages.

6.	CONFIDENTIALITY:

Employee acknowledges that through Employee’s employment with AIG, Employee acquired and had access to the AIG Parties’ Confidential Information, as defined below. Employee agrees that AIG may prevent the use or disclosure of the AIG Parties’ Confidential Information and acknowledges that AIG has taken all reasonable steps necessary to protect the secrecy of the Confidential Information. “Confidential Information” means an item of information or a compilation of information in any form (tangible or intangible), related to the AIG Parties’ business that they have not made public or authorized public disclosure of, and that is not generally known to the public through proper means. Confidential Information includes, but is not limited to: (a) business plans and analysis, customer and prospective customer lists, personnel, staffing and compensation information, marketing plans and strategies, research and development data, financial data, operational data, methods, techniques, technical data, know-how, innovations, computer programs, un-patented inventions, and trade secrets; and (b) information about the business affairs of third parties (including, but not limited to, customers and prospective customers) that such third parties provide to AIG in confidence. Employee agrees that Employee has not (other than with respect to the sharing of access to Company-issued communication devices) and in the future will not use or disclose to any third party Confidential Information, unless compelled by law and after notice to the Company, and further agrees to return all documents or any other item or source containing Confidential Information, or any other property of the AIG Parties in Employee’s possession, custody or control, to the Company immediately. Employee further agrees that during Employee’s employment and any time thereafter, all Confidential Information will be treated by Employee in the strictest confidence and will not be disclosed or used by Employee in any manner other than in connection with the discharge of Employee’s job responsibilities without the prior written consent of AIG or unless required by law. Employee further agrees that Employee will not remove or destroy any Confidential Information either during Employee’s employment or at any time thereafter and will return to AIG any Confidential Information in Employee’s possession, custody or control at the end of Employee’s employment (or earlier if so requested by AIG).

Nothing in this Release or any AIG policy prohibits or restricts Employee from communicating with or responding to any inquiry by the Securities and Exchange Commission, law enforcement, the Equal Employment Opportunity Commission, the New York State Division of Human Rights, the New York City Commission on Civil Rights or any other local commission on human rights, an attorney retained by Employee, or any other local, state, or federal governmental or regulatory authority, or any self-regulatory organization, provided, that AIG does not waive any attorney-client privilege over any information provided by Employee that is appropriately covered by such privilege.

Employee agrees that this Release shall not limit, and is in addition to, any other non-disclosure and/or restrictive covenant agreement or similar document to which Employee is currently subject, including, without limitation, the Non-Solicitation and Non-Disclosure Agreement, Employee executed on May 13, 2018 (the “Non-Solicitation Agreement”), which shall remain in full force and effect.

7.	NON-DISPARAGEMENT:

Employee also agrees that Employee will not make, cause to be made or agree to or with any disparaging comments about AIG or any of its officers, directors or employees to any person or entity not affiliated with AIG. Nothing herein shall prevent Employee from making or publishing any truthful statement (a) when required by law, subpoena or court order, (b) in the course of any legal, arbitral or regulatory proceeding, (c) to any governmental authority, regulatory agency or self-regulatory organization, or (d) in connection with any investigation by AIG.

8.	COOPERATION:

Employee agrees (whether during or after Employee’s employment with AIG) that, if served with a subpoena or order that would compel Employee to testify or respond to any regulatory inquiry, investigation, administrative proceeding or judicial proceeding regarding or in any way relating to the AIG Parties, including but not limited to any proceeding before or investigation by the EEOC concerning Employee’s employment with the Company, to send immediately (but in no event later than three (3) business days after Employee has been so served or notified) a written notification, and provide a copy of the subpoena or order, by overnight mail to General Counsel, American International Group, Inc., 1271 Avenue of the Americas, 41st Floor, New York, New York 10020. Employee further agrees (whether during or after the Employee’s employment with AIG) to cooperate with AIG in connection with any litigation or legal proceeding or investigatory or regulatory matters in which the Employee may have relevant knowledge or information, and

This cooperation shall include, without limitation, the following:

(a)               To meet and confer, at a time mutually convenient to the Employee and AIG, with AIG’s designated in-house or outside attorneys for purposes of assisting with any litigation or legal proceeding or any investigatory or regulatory matters, including answering questions, explaining factual situations, preparing to testify, or appearing for interview, deposition or trial testimony without the need for the Company to serve a subpoena for such appearance and testimony; and

(b)               To give truthful sworn statements to AIG’s attorneys upon their request and, for purposes of any deposition or other testimony in any litigation or legal proceeding or any investigatory or regulatory matters, to adopt AIG’s attorneys as the Employee’s own (provided that there is no conflict of interest that would disqualify the attorneys from representing the Employee), and to accept their instructions at deposition.

(c)               To provide reasonable assistance to the Company regarding business matters through July 30, 2023, as may be requested by the Company and at a time mutually agreeable to the parties. The Company acknowledges that any assistance provided by Employee after his employment will be covered by an applicable directors and officers insurance policy to the extent that such assistance is covered by the terms of said policy.

9.	REPRESENTATIONS: Employee acknowledges the following:

(A)	that this Release is written in a manner calculated to be understood by Employee, Employee has read this Release and fully understands its meaning, and Employee is fully competent to enter into this Release;

(B)	that this Release is not an admission of wrongdoing by the Company or any AIG Parties and neither it nor any drafts shall be admissible evidence of wrongdoing;

(C)	that this Release represents Employee’s knowing and voluntary waiver and release of any and all claims that Employee might have up to the date of Employee’s execution of this Release;

(D)	that the consideration that Employee will receive in exchange for this Release, i.e., the Settlement Payment set forth in paragraph 1 above, is something of value to which Employee is not already entitled;

(E)	that Employee is hereby being advised to consult with and has consulted with an attorney prior to executing this Release.

10.	ENTIRE AGREEMENT:

This Release and the Non-Solicitation Agreement constitute the entire agreement and understanding between the parties with regard to the subject matter herein. They supersede and cancel any prior understandings, agreements, or representations by or between the parties, written or oral, relating to the subject matter herein. Any modification or amendment of this Release must be made in writing and signed by both parties.

11.	EFFECT OF VOID PROVISION:

If any term or provision of this Release, or the application thereof to any person or circumstances will to any extent be invalid or unenforceable, the remainder of this Release, or the application of such terms to persons or circumstances other than those as to which it is invalid or unenforceable, will not be affected thereby, and each term of this Release will be valid and enforceable to the fullest extent permitted by law; provided, however, if in response to a claim by Employee any court or arbitrator were to find that the release of claims set forth herein is unlawful or unenforceable, or was not entered into knowingly and voluntarily, Employee agrees, at the Company’s option, either to return to the Company the consideration provided in paragraph 1 hereof (unless such repayment is prohibited by law) or to execute a release in a form satisfactory to the Company that is lawful and enforceable.

12.	EXECUTION IN COUNTERPARTS:

This Release may be executed in any number of counterparts, and such counterparts may be obtained by facsimile or electronic transmission, each of which taken together will constitute one and the same instrument. An electronically transmitted signature shall be treated as an original signature for all purposes.

13.	GOVERNING LAW:

Any dispute arising under this Release shall be governed by the law of the State of New York, without reference to any choice of law rules that may cause the application of the law of any other jurisdiction.

[Remainder of Page Left Intentionally Blank]

/s/ Mark D. Lyons	1/29/2023
Mark D. Lyons	Date

American International Group, Inc.

By:	/s/ Annette Bernstein	1/29/2023
Name:	Annette Bernstein	Date
Title:	VP & Deputy General Counsel

SCHEDULE 1

MEMORANDUM

To: Board of Directors of Corebridge Financial, Inc.

From: Mark D. Lyons

Re: Resignation

Effective as of January 30, 2023, I hereby tender my resignation as a member of the Board of Directors of Corebridge Financial, Inc. and any committee thereof.

Date:	1/29/2023	/s/ Mark D. Lyons
Mark D. Lyons